Exhibit 99.2

Q2 2021
Letter to Shareholders
August 12, 2021

GoodRx Holdings, Inc. Q2 2021 Letter to Shareholders 2 GoodRx helps Americans get the healthcare they need at a price they can afford. GoodRx is giving patients access to medicines that they wouldn’t otherwise be able to afford. Joe Flores, MD Primary Care Physician Healthcare professionals represent about 17% of the people who visit GoodRx1 1 Based on a February 2020 survey on the GoodRx website.

GoodRx Holdings, Inc. Q2 2021 Letter to Shareholders 3 For almost a decade, GoodRx has focused on building the strongest and most trusted consumer brand in healthcare. We’ve developed trusted relationships with millions of Americans, because we offer simple, honest solutions to the frustrations and complexities of U.S. healthcare. People rely on GoodRx as an advocate they can turn to for help. We know most patient journeys involve a visit to a doctor’s office or clinic, and we recognize the essential role doctors, pharmacists, and medical professionals play in determining the best treatment. They know as well as we do that prescribing a medication a patient can’t afford isn’t really a treatment at all. That is why healthcare providers have embraced GoodRx since our inception. Put simply — we help healthcare providers do what they do best: help their patients. Working with healthcare providers is a large — though largely invisible — part of what we do. Our products and services help providers find affordable solutions for their patients, reducing the time they spend searching on their patients’ behalf. We recently launched an exciting new integration with Surescripts, the nation’s leading health information network, to provide real-time drug discount pricing in electronic health records. Prescribers can now use Surescript’s Real-Time Prescription Benefit to provide uninsured patients, and patients whose price information isn’t already available from their PBM or health plan, with drug discount pricing from GoodRx. Remarkably, over 2 million prescribers have a patient who has used GoodRx, hundreds of thousands of physicians proudly display our material in their exam rooms, and about 80%1 of surveyed prescribers have recommended GoodRx to their patients. All told, healthcare professionals represent about 17% of the people who visit the GoodRx website2 and we’re delighted that healthcare providers reward GoodRx with an NPS of 86.2 We believe that our alignment with providers, and our mutual dedication to helping their patients, is a fundamental and flourishing part of our success. But there’s one area where both doctors and patients alike have consistently asked us for more help: brand-name prescriptions. GoodRx has helped make generic medications more affordable for millions of Americans, but brand prescriptions remain too expensive for many consumers. Pharma manufacturers want to provide affordable options, but even with the $30 billion they spend annually to reach consumers,3 directly or through providers, they struggle to gain awareness and improve access and adherence. With our scale and reach across consumers and providers, we help address this challenge by delivering innovative solutions that connect doctors, patients and pharma manufacturers in a more efficient and effective way. Perspectives from Doug and Trevor In less than a year, our pharma manufacturer solutions team has reimagined the way patients and providers learn about, afford, purchase, and stay on brand-name prescription treatments. We focus on three shared areas of need: boosting Awareness of pharma manufacturer savings programs among patients and prescribers, improving patient Access to these programs, and increasing Adherence to the brand medications that patients need to stay healthy. We believe we are creating novel and easy ways for consumers and physicians to directly engage, enroll, and qualify for pharma manufacturer programs and resources while also creating opportunities for manufacturers to support both the patient and the physician through all stages of the healthcare journey. The value we provide our pharma manufacturers is evidenced by the offering’s strong year-to-date performance: approximately 3x year-over-year revenue growth and net revenue retention of over 150% year-over-year.4 We’ve established relationships with 19 of the top 20 pharma manufacturers. With 4% brand penetration5 into these manufacturers, we believe there is a significant opportunity ahead with them and hundreds of other manufacturers. Today, we offer a variety of customized solutions like our patient navigator, co-branded educational platforms, integrated savings programs, adherence messaging programs, access to clinical trials campaigns, and even condition-specific co-branded awareness campaigns. Where we once saw a problem, we’re coming up with effective solutions. As a leading consumer digital health company, we believe GoodRx is uniquely positioned to bring providers and their patients more ways to save. Our success amplifies our opportunities. As we grow, we can further leverage our scale and data, allowing us to drive deeper consumer savings and higher usage. It also drives richer engagement and lets us expand our subscriptions, pharma manufacturer solutions, and telehealth offerings, and provide the platform for additional offerings, all so we can reach more consumers across the stages of the healthcare journey. We are empowering Americans with the knowledge, choice, and care they need to stay healthy, regardless of income or insurance status. We’ve made tremendous progress over the last decade — but it is just the start. We believe the runway and opportunities we intend to capture are massive. Co-Founders & Co-CEOs, GoodRx Doug Hirsch Trevor Bezdek 1 Based on GoodRx survey of practicing prescribers conducted from December 2019 to July 2020. 2 Based on February 2020 survey on the GoodRx website. 3 Based on 2016 medical marketing and advertising spend published in Journal of the American Medical Association in 2019. 4 Net revenue retention compares total revenue generated from all clients in the year-to-date period ended June 30, 2020 to total revenue generated from the same clients in the year-to-date period ended June 30, 2021, excluding all new client relationships established since June 30, 2020. 5 Based on internal estimates, taking into account brands and available solutions.

# Q2 2021 Highlights

| Revenue | Net Income | Adjusted EBITDA[2] | Adjusted Net Income[2] |
|---|---|---|---|
| $176.6M | $31.1M* | $54.6M | $35.1M |
| +43% YOY | 17.6% Margin[1] | 30.9% Margin[1] | 19.9% Margin[1] |

* Q2 '21 Net Income was impacted by a $37.3M tax benefit as well as a $40.7M stock-based compensation expense, $24.0M of which related to the non-recurring co-CEOs' awards made in connection with the IPO.

Exited the quarter with

**7.5M+**
Consumers of our prescription-related offerings

June MACs + subscription user count

Monthly Active Consumers (excl. RxSaver)[3]



Q2 '21
6,002K
+36% YOY
Q2 '20
4,418K

Subscription Plans[4]



Q2 '21
1,051K
+86% YOY
Q2 '20
564K

## Financial Data

(dollars in millions)

| | Q2 2021 | Q2 2020 | Change |
|---|---|---|---|
| Revenue | $176.6 | $123.3 | 43% |
| Net Income | $31.1 | $27.3 | 14% |
| Adjusted Net Income[2] | $35.1 | $32.3 | 9% |
| Adjusted EBITDA[2] | $54.6 | $49.4 | 11% |
| Adjusted EBITDA Margin[2] | 30.9% | 40.0% | (910 bps) |
| Cash Provided by Operating Activities | $34.9 | $38.2 | (9%) |

[1] Net Margin, Adjusted EBITDA Margin, and Adjusted Net Margin represent Net Income, Adjusted EBITDA, and Adjusted Net Income divided by Revenue, respectively.
[2] Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Net Margin are non-GAAP financial measures and are presented for supplemental informational purposes only. Refer to the Non-GAAP financial measures section below for definitions, additional information, and a reconciliation to the most directly comparable GAAP measures.
[3] Monthly Active Consumers (MACs) represent the number of unique consumers who have used a GoodRx code to purchase a prescription medication in a given calendar month and have saved money compared to the list price of the medication. Beginning in the fourth quarter of 2020, our Monthly Active Consumers number includes consumers we acquired through the acquisition of Scriptcycle in August 2020. Monthly Active Consumers from acquired companies are only included beginning in the first full quarter following the acquisition; RxSaver's MAC count is therefore not included. Monthly Active Consumers do not include subscribers to our subscription offerings, consumers of our pharma manufacturer solutions offering, or consumers who used our telehealth offerings. When presented for a period longer than a month, Monthly Active Consumers is averaged over the calendar months in such period.
[4] Represents the ending subscription plan balance across both of our subscription plans, GoodRx Gold and Kroger Savings Club.

GoodRx Holdings, Inc. Q2 2021 Letter to Shareholders 4

# How GoodRx Makes Money

## Prescription Transactions Revenue

Consumers present GoodRx at one of 70,000 pharmacies where GoodRx is accepted (or refill at their preferred pharmacy with stored GoodRx information,[1] leading to over 80% of repeat transactions) for an average discount of 79%[2] off their prescription medication.


CONSUMER
Discounted GoodRx Price
(GMV[3])
PHARMACY
Admin Fee
PBM[4]
Portion of Admin Fee
(~15–16% of GMV)
GoodRx
PRESCRIPTION TRANSACTIONS REVENUE

## Subscription Revenue

Consumers pay a monthly or annual fee to access even greater savings and convenience at select pharmacies with GoodRx Gold or Kroger Rx Savings Club. Gold also offers mail order and discounted telehealth services at no additional subscription cost.


GOLD SUBSCRIBER
Monthly Fee
($5.99 for an individual and $9.99 for a family)
GoodRx
SUBSCRIPTION REVENUE
KROGER SUBSCRIBER
Annual Fee[5]
($36 for an individual and $72 for a family, a portion of which is shared with Kroger)
GoodRx
SUBSCRIPTION REVENUE

## Pharma Manufacturer Solutions Revenue

Pharma manufacturers pay GoodRx fees for our innovative solutions focused on Awareness, Access and Adherence.


PHARMA MANUFACTURER
Primarily Flat Fees
(85% of fees are flat rate)
GoodRx
PHARMA MANUFACTURER SOLUTIONS REVENUE
(Other Revenue)

## Telehealth Revenue

Consumers can see a doctor online in a convenient and affordable manner with GoodRx Care. If they are prescribed a medication, they have the option to fill with GoodRx at a pharmacy or via GoodRx's mail order functionality.


GOODRX CARE PATIENT
Fee for Telehealth Visit
(as low as $19 for Gold subscribers and $39 for all others)
GoodRx
TELEHEALTH REVENUE
(Other Revenue)
Prescriptions needed?
Uses GoodRx at Pharmacy
(Prescription Transactions Revenue example above)
GoodRx
PRESCRIPTION TRANSACTIONS REVENUE
OR
Selects Mail Order and Pays Service Fee
GoodRx
TELEHEALTH REVENUE
(Other Revenue)

[1] When a consumer uses GoodRx, their profile is saved at the pharmacy. From then on, GoodRx typically applies to all future refills as well as, in many cases, fills for other prescriptions at that location, without the consumer having to re-present their GoodRx information.
[2] Based on internal data; average discount in 2020, comparing the GoodRx discounted price to the usual and customary, or cash price.
[3] GMV represents gross merchandise value, which is the aggregate price paid by our consumers who used a GoodRx code available through our platform for their prescriptions during such period. GMV excludes any prices paid by consumers linked to our other offerings, including our subscription offerings.
[4] PBM refers to a pharmacy benefit manager. PBMs aggregate demand to negotiate prescription medication prices with pharmacies and pharma manufacturers. PBMs find most of their demand through relationships with insurance companies and employers. However, nearly all PBMs also have consumer direct or cash network pricing that they negotiate with pharmacies for consumers who choose to purchase prescriptions outside of insurance.
[5] The portion kept by GoodRx is recognized over the 12 month subscription period.

GoodRx Holdings, Inc. Q2 2021 Letter to Shareholders 5

GoodRx Holdings, Inc. Q2 2021 Letter to Shareholders 6 In the second quarter, we entered into an agreement with Surescripts, the nation’s leading health information network, to provide real-time drug discount pricing in electronic health records (EHRs). With this new integration, GoodRx prices will be delivered to prescribers using Surescripts Real- Time Prescription Benefit when prescribing medications for uninsured patients and patients whose price information isn’t already available from their PBM or health plan. By working with Surescripts, we can help providers make more informed decisions and address prescription cost concerns with patients at the point of care. Surescripts is a nationwide network that connects virtually all EHRs, pharmacies, and health systems, enabling providers to view patient-specific benefit and cost information and then electronically prescribe a medication. Last year, Surescripts delivered nearly 2 billion electronic prescriptions. Integrating GoodRx discount pricing will support getting cost information into the hands of patients and increase our provider-to-consumer reach. Prescription Transactions Offering to Be More Accessible Through an Exclusive Agreement with Surescripts GoodRx Gold continues to grow rapidly as we expand the program’s network, reach, and benefits. During the quarter, we entered into multiple agreements to deliver more value to more consumers across the nation. We strengthened the Gold network by adding Rite Aid’s 2,000+ locations to the subscription savings program, substantially growing the footprint of participating pharmacies delivering greater savings on prescriptions nationwide. In addition, we are developing strategic relationships with enterprise-level companies to build on our mission of providing Americans with access to affordable and convenient healthcare. This quarter, we announced we are working with DoorDash and USAA to provide Dashers and USAA’s 13 million members with discounted access to Gold. With a Gold membership, Dashers and USAA members can pay $10 or less for over 1,000 prescription medications, connect with a healthcare provider from home for a low rate, and receive free mail delivery for certain prescriptions. We have also continued to increase our cross-sell of GoodRx Care visitors to Gold subscribers. Since we began offering Gold to our telehealth consumers at checkout in Q1 2021, we have had over 40% of telehealth visitors convert into Gold subscriptions. More broadly, approximately 60% of GoodRx Care visits are driving incremental revenue through our other offerings, up from 30% earlier in the year. Extending Reach of Gold Through New Initiatives and Stronger Cross-Sell Business Updates GoodRx has continued to streamline access to patient savings programs on the GoodRx site by working directly with leading pharma manufacturers such as Sanofi and Boehringer Ingelheim. Consumers can now seamlessly qualify and register for copay cards for certain medications within the GoodRx experience. 30% of all prescriptions are left unfilled due to cost.1 While many manufacturer-sponsored programs exist, patients have low awareness of their existence and, thus, their utilization is very low.2 We are excited to help consumers access these affordability solutions and create innovative ways to connect consumers and pharma manufacturers. GoodRx Expands Integrated Patient Savings Programs with the Addition of Key Pharma Manufacturer Programs 1 Phreesia study, February to March 2020 (https://www.fiercepharma.com/marketing/pharmas-return-5-billion-spent-yearly-patient-support-programs-only-3-use-survey); CoverMyMeds Patient Survey, 2020 (https://insights.covermymeds.com/patient-experience/affordability/finding-prescription-affordability-options-amid-a-flood-of-cards). 2 Article from National Center for Biotechnology Information (https://www.ncbi.nlm.nih.gov/pmc/articles/PMC6045499/).

GoodRx Holdings, Inc. Q2 2021 Letter to Shareholders 7 We entered into a strategic agreement with GoHealth, a leading health insurance marketplace and Medicare-focused digital health company, to help more Americans get the healthcare they need at a price they can afford by bringing GoHealth’s Medicare enrollment and engagement solutions directly to the millions of Americans who visit GoodRx monthly. GoodRx consumers who want to explore Medicare coverage options and understand potential benefits or savings will be able to access this information on the GoodRx platform, while GoHealth consumers will also have access to GoodRx prescription discounts. Through this agreement, we will be able to help the millions of GoodRx consumers who are eligible for Medicare1 find and enroll in the best Medicare coverage plan that fits their needs. We will also expand our reach by giving GoHealth members access to affordable choices to further improve health outcomes. This marks an exciting step into the insurance marketplace space, which can create significant value for the consumers on our platform, given that approximately 74% of them have third party payor coverage.2 GoodRx to Facilitate Medicare Enrollment for its Consumers 1 Based on internal data. 2 GoodRx Survey, July 2020.

# Financials

## Prescription Transactions Revenue

(in millions)

Second quarter Prescription Transactions Revenue grew 32% year-over-year to $144.9 million, driven by a 36% year-over-year increase in MACs, partially offset by a lower contribution-per-consumer due solely to the acquisition of Scriptcycle. We believe our prescription offering continued to be impacted by COVID-19 headwinds, as many consumers deferred physician visits, increasing the undiagnosed condition backlog among Americans and negatively impacting new therapy starts and prescription volume.


$123.0
$109.5
$124.4
$131.3
$134.1
$144.9
Q1
Q2
Q3
Q4
Q1
Q2
2020
2021

## Subscription Revenue[1]

(in millions)

Second quarter Subscription Revenue grew 125% year-over-year to $14.3 million, driven by an 86% increase in the number of subscription plans across GoodRx Gold and Kroger Savings Club as well as a favorable change in subscription plan mix.


$5.6
$6.4
$7.7
$9.7
$12.0
$14.3
Q1
Q2
Q3
Q4
Q1
Q2
2020
2021

## Other Revenue[1]

(in millions)

Second quarter Other Revenue grew 136% year-over-year to $17.4 million, with increases in revenue from pharma manufacturers and telehealth.


$4.8
$7.4
$8.4
$12.5
$14.4
$17.4
Q1
Q2
Q3
Q4
Q1
Q2
2020
2021

[1] Beginning in Q2 2021, Subscription Revenue is disclosed separately from Other Revenue, which now primarily consists of revenue generated from our Pharma Manufacturer Solutions and Telehealth offerings. Prior period amounts have been recast to conform to the current period presentation.

GoodRx Holdings, Inc. Q2 2021 Letter to Shareholders 8

## Net Income (Loss)

(in millions)

Second quarter Net Income grew 14% year-over-year to $31.1 million, driven by business growth, partially offset by an increase in sales and marketing spend, as well as continued investments in product development and technology, and investments in our general and administrative infrastructure as we began operating as a public company, and a change in offering mix. Second quarter Net Margin was 17.6% compared to 22.2% last year, a 460 basis point year-over-year decrease.

Net Income and Net Margin were impacted by a $37.3 million tax benefit as well as by $40.7 million of stock-based compensation expense, reflecting a $38.6 million year-over-year increase, including $24.0 million related to the non-recurring Co-Chief Executive Officers' awards made in connection with the IPO.



$27.3
$27.3
($50.0)
($298.3)
$1.7
$31.1
Q1
Q2
Q3
Q4
Q1
Q2
2020
2021

## Adjusted EBITDA

(in millions)

Second quarter Adjusted EBITDA grew 11% to $54.6 million compared to $49.4 million in the second quarter of 2020. Adjusted EBITDA Margin was 30.9%, a 910 basis point year-over-year decrease. The decrease was driven by an increase in sales and marketing spend as a percent of revenue compared to the second quarter of 2020, in which we proactively reduced our sales and marketing spend at the onset of the COVID-19 pandemic, as well as continued investments in product development and technology, investments in our general and administrative infrastructure as we began operating as a public company, and an increase in cost of revenue due to offering mix.



$51.9
$49.4
$53.2
$49.1
$51.0
$54.6
Q1
Q2
Q3
Q4
Q1
Q2
2020
2021

Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures and are presented for supplemental informational purposes only. Refer to the Non-GAAP financial measures section below for definitions, additional information, and a reconciliation to the most directly comparable GAAP measures.

GoodRx Holdings, Inc. Q2 2021 Letter to Shareholders 9

GoodRx Holdings, Inc. Q2 2021 Letter to Shareholders 10 Adjusted Net Income is a non-GAAP financial measure and is presented for supplemental informational purposes only. Refer to the Non-GAAP financial measures section below for definitions, additional information, and a reconciliation to the most directly comparable GAAP measures. Second quarter Adjusted Net Income grew 9% to $35.1 million compared to $32.3 million in the second quarter of 2020. Adjusted Net Income (in millions) Q1 2021 $31.8 Q1 Q2 Q3 Q4 2020 $32.2 $35.6 $33.2 $32.3 Q2 $35.1 Second quarter Net Cash Provided by Operating Activities was $34.9 million, made up of Net Income of $31.1 million, adjusted primarily by Stock-Based Compensation Expense of $40.7 million, partially offset by an increase in tax receivable due to our second quarter tax benefit. The quarter-over-quarter decline was due primarily to changes in operating assets and liabilities, mainly driven by changes in prepaid expenses and other current assets and changes in accounts payable. The sequential decline in 2020 was due primarily to the timing of tax payments, the vast majority of which were made in the third and fourth quarters. These tax payments included payroll taxes related to the Co-Chief Executive Officers’ equity awards and the exercise of stock options around and after our September IPO, as well as income tax payments as the extension, first, and second quarter payments were deferred to the third quarter. In addition, we prepaid certain marketing spend and other costs related to our operations as a public company, which further contributed to the decline in Q4. Net Cash Provided by Operating Activites (in millions) Q1 2021 $45.5 Q1 Q2 Q3 Q4 2020 $14.9 $32.7 $38.2 $45.6 Q2 $34.9

GoodRx Holdings, Inc. Q2 2021 Letter to Shareholders 11 Our updated outlook for the third quarter 2021 is as follows: Guidance Q3 2021 Guidance Revenue $193M to $197M Adjusted EBITDA Margin Approx. 30% Approx. 39% year-over-year growth Adjusted EBITDA Margin is a non-GAAP financial measure and is presented for supplemental informational purposes only. We have not reconciled our Adjusted EBITDA Margin guidance to GAAP net income or loss margin, or Net Margin, because we do not provide guidance for GAAP Net Margin due to the uncertainty and potential variability of stock-based compensation expense and income taxes, which are reconciling items between Adjusted EBITDA Margin and GAAP Net Margin. Because such items cannot be provided without unreasonable efforts, we are unable to provide a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure. However, such items could have a significant impact on GAAP Net Margin.

GoodRx Holdings, Inc. Q2 2021 Letter to Shareholders 12 This shareholder letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this shareholder letter that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our future operations and financial results, the benefits to consumers or GoodRx of our agreements with GoHealth, Surescripts, Doordash and other entities, the underlying trends in our business, our market opportunity, the growth of our telehealth and manufacturer businesses, the benefits of cross-selling products, competitiveness of our prices, especially in relation to insurance, the growth of our relationships with industry participants such as Rite Aid, the anticipated impact of COVID-19 on our business, post-COVID-19 trends, our potential for growth, demand for our offerings, our strategic growth priorities and future offerings, future financial results, collaborations for our Gold subscription, and our strategy. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, risks related to our limited operating history and early stage of growth; our ability to achieve broad market education and change consumer purchasing habits; our ability to continue to attract, acquire and retain consumers in a cost-effective manner; our reliance on our prescription offering and ability to expand our offerings; changes in medication pricing and pricing structures; our inability to control the categories and types of prescriptions for which we can offer savings or discounted prices; our reliance on a limited number of industry participants; the competitive nature of industry; risks related to pandemics, epidemics or outbreak of infection disease, including the COVID-19 pandemic; the accuracy of our estimate of our total addressable market and other operational metrics; the development of the telehealth market; our ability to maintain and expand a network of skilled telehealth providers; risks related to negative media coverage; our ability to respond to changes in the market for prescription pricing and to maintain and expand the use of GoodRx codes; our ability to maintain positive perception of our platform and brand; risks related to our material weaknesses in our internal control over financial reporting and any future material weaknesses; risks related to use of social media, emails, text messages and other messaging channels as part of our marketing strategy; our ability to accurately forecast revenue and appropriately plan our expenses in the future; risks related to information technology and cyber-security; compliance with government regulation of the internet, e-commerce and data and other regulations; our ability to utilize our net operating loss carryforwards and certain other tax attributes; management’s ability to manage our transition to being a public company; our ability to attract, develop, motivate and retain well-qualified employees; risks related to general economic factors, natural disasters or other unexpected events; risks related to our acquisition strategy; risks related to our debt arrangements; interruptions or delays in service on our apps or websites; our reliance on third-party platforms to distribute our platform and offerings; our reliance on software as-a-service technologies from third parties; systems failures or other disruptions in the operations of these parties on which we depend; changes in consumer sentiment or laws, rules or regulations regarding tracking technologies and other privacy matters; risks related to our intellectual property; risks related to operating in the healthcare industry; risks related to our organizational structure; risks related to fluctuations in our tax obligations and effective income tax rate which could materially and adversely affect our results of operations; as well as the other important factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2020, as updated by our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, and our other filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this shareholder letter. Any such forwardlooking statements represent management’s estimates as of the date of this shareholder letter. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. Forward-Looking Statements

Financial Statements

GoodRx Holdings, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except par value)	June 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$894,703	$968,691
Restricted cash	—	2,900
Accounts receivable, net	87,004	68,729
Prepaid expenses and other current assets	94,043	46,048

Total current assets	1,075,750	1,086,368

Property and equipment, net	22,105	23,057
Goodwill	320,196	261,116
Intangible assets, net	94,780	36,919
Capitalized software, net	31,996	19,800
Operating lease right-of-use assets	26,902	27,712
Deferred tax assets, net	12,971	13,117
Other assets	2,229	2,025

Total assets	$1,586,929	$1,470,114

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$18,378	$10,291
Accrued expenses and other current liabilities	33,759	37,692
Current portion of debt	7,029	7,029
Operating lease liabilities, current	6,325	4,539

Total current liabilities	65,491	59,551
Debt, net	657,877	659,888
Operating lease liabilities, net of current portion	32,818	33,467
Other liabilities	6,349	5,849

Total liabilities	762,535	758,755
Commitments and contingencies
Stockholders’ equity
Preferred stock	—	—
Common stock, $0.0001 par value	39	39
Additional paid-in capital	2,182,079	2,101,773
Accumulated deficit	(1,357,724)	(1,390,453)

Total stockholders’ equity	824,394	711,359

Total liabilities and stockholders’ equity	$1,586,929	$1,470,114

GoodRx Holdings, Inc.	Q2 2021 Letter to Shareholders	13

GoodRx Holdings, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2021	2020	2021	2020
Revenue	$176,635	$123,295	$337,066	$256,703
Costs and operating expenses:
Cost of revenue, exclusive of depreciation and amortization presented separately below	11,090	6,824	21,518	12,843
Product development and technology	29,567	11,962	55,727	22,287
Sales and marketing	88,381	51,920	168,075	115,082
General and administrative	39,579	6,332	83,365	12,219
Depreciation and amortization	8,369	4,521	13,730	8,866

Total costs and operating expenses	176,986	81,559	342,415	171,297

Operating (loss) income	(351)	41,736	(5,349)	85,406

Other expense, net:
Other income, net	—	(16)	—	(21)
Interest income	(13)	(41)	(29)	(116)
Interest expense	5,906	6,795	11,811	15,433

Total other expense, net	5,893	6,738	11,782	15,296

(Loss) income before income taxes	(6,244)	34,998	(17,131)	70,110
Income tax benefit (expense)	37,305	(7,661)	49,860	(15,427)

Net income	$31,061	$27,337	$32,729	$54,683

Net income attributable to common stockholders:
Basic	$31,061	$17,663	$32,729	$35,325

Diluted	$31,061	$17,842	$32,729	$35,674

Earnings per share:
Basic	$0.08	$0.08	$0.08	$0.15
Diluted	$0.07	$0.08	$0.08	$0.15

Weighted average shares used in computing earnings per share:
Basic	408,363	230,160	407,273	230,020
Diluted	428,867	236,890	429,228	236,557

Stock-based compensation included in costs and operating expenses:
Cost of revenue	$181	$24	$302	$41
Product development and technology	7,987	918	16,323	1,814
Sales and marketing	5,262	608	10,520	1,478
General and administrative	27,246	571	60,057	998

GoodRx Holdings, Inc.	Q2 2021 Letter to Shareholders	14

GoodRx Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
(in thousands)	2021	2020
Cash flows from operating activities
Net income	$32,729	$54,683
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,730	8,866
Amortization of debt issuance costs	1,727	1,596
Non-cash operating lease expense	1,791	2,232
Stock-based compensation expense	87,202	4,331
Deferred income taxes	(364)	2,292
Loss on abandonment of operating lease assets	780	—
Changes in operating assets and liabilities, net of effects of business acquisitions
Accounts receivable	(12,873)	(10,653)
Prepaid expenses and other assets	(47,241)	(3,952)
Accounts payable	4,917	753
Accrued expenses and other current liabilities	(1,897)	23,164
Operating lease liabilities	(590)	(224)
Other liabilities	500	737

Net cash provided by operating activities	80,411	83,825

Cash flows from investing activities
Purchase of property and equipment	(3,058)	(1,779)
Acquisitions, net of cash acquired	(125,728)	—
Capitalized software	(13,630)	(6,540)

Net cash used in investing activities	(142,416)	(8,319)

Cash flows from financing activities
Proceeds from long-term debt	—	28,000
Payments on long-term debt	(3,515)	(3,515)
Payment for contingent consideration	(832)	—
Payment of debt issuance costs	—	(1,306)
Proceeds from exercise of stock options	15,481	1,223
Proceeds from early exercise of stock options	—	667
Employee taxes paid related to net share settlement of equity awards	(26,017)	—

Net cash (used in) provided by financing activities	(14,883)	25,069

Net change in cash, cash equivalents and restricted cash	(76,888)	100,575
Cash, cash equivalents and restricted cash
Beginning of period	971,591	26,050

End of period	$894,703	$126,625

GoodRx Holdings, Inc.	Q2 2021 Letter to Shareholders	15

GoodRx Holdings, Inc. Q2 2021 Letter to Shareholders 16 Non-GAAP Financial Measures Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Net Margin, Adjusted Earnings Per Share and Adjusted Operating Income are supplemental measures of our performance that are not required by, or presented in accordance with, U.S. GAAP. We also present each cost and operating expense on our condensed consolidated statements of operations on an adjusted basis. Collectively, we refer to these non-GAAP financial measures as our “Non-GAAP Measures”. We define Adjusted EBITDA for a particular period as net income or loss before interest, taxes, depreciation and amortization, and as further adjusted for acquisition related expenses, cash bonuses to vested option holders, stock-based compensation expense, payroll tax expense related to stock-based compensation, loss on extinguishment of debt, financing related expenses, loss on abandonment and impairment of operating lease assets, charitable stock donation and other income or expense, net, as applicable for the periods presented. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenue. We define Adjusted Net Income for a particular period as net income or loss adjusted for, as applicable for the periods presented, amortization of intangibles related to acquisitions, acquisition related expenses, stock-based compensation expense, payroll tax expense related to stock-based compensation, loss on extinguishment of debt, financing related expenses, loss on abandonment and impairment of operating lease assets, charitable stock donation, and as further adjusted for estimated income tax on such adjusted items. We calculate income taxes in interim periods by applying an estimated annual effective income tax rate to (loss) income before income taxes and by calculating the tax effect of discrete items recognized during the period. As such, we adjusted our estimated annual effective income tax rate in order to account for the Adjusted Net Income adjustments. Adjusted income tax benefit (expense) was determined by applying the adjusted estimated annual effective income tax rate to non-GAAP adjusted income before income taxes and including the tax effect of discrete items recognized during the period. Adjusted income tax benefit (expense) excludes excess tax benefits/deficiencies recognized discretely in connection with stock-based compensation. Adjusted Net Margin is Adjusted Net Income divided by revenue. Adjusted Earnings Per Share is Adjusted Net Income attributable to common stockholders divided by weighted average number of shares. The weighted average shares we use in computing Adjusted Earnings Per Share — basic is equal to our GAAP weighted average shares — basic and the weighted average shares we use in computing Adjusted Earnings Per Share — diluted is equal to either GAAP weighted average shares – basic or GAAP weighted average shares — diluted, depending on whether the Company has adjusted net loss or adjusted net income, respectively. We also assess our performance by evaluating each cost and operating expense on our condensed consolidated statements of operations on a non-GAAP, or adjusted, basis. The adjustments to these cost and operating expense items include acquisition related expenses, amortization of intangible assets related to acquisitions, stock-based compensation expense, payroll tax expense related to stock-based compensation, financing related expenses, and as applicable, loss on abandonment and impairment of operating lease assets and charitable stock donation. We believe our Non-GAAP Measures are helpful to investors, analysts and other interested parties because they assist in providing a more consistent and comparable overview of our operations across our historical financial periods. Adjusted EBITDA is also a key measure we use to assess our financial performance and is also used for internal planning and forecasting purposes. In addition, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings Per Share are frequently used by analysts, investors and other interested parties to evaluate and assess performance. The Non-GAAP Measures are presented for supplemental informational purposes only and should not be considered as alternatives or substitutes to financial information presented in accordance with GAAP. These measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our condensed consolidated statements of operations that are necessary to run our business. Other companies, including other companies in our industry, may not use these measures or may calculate these measures differently than as presented herein, limiting their usefulness as comparative measures.

The following table presents a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable financial measure calculated in accordance with GAAP:

	Three Months Ended						Six Months Ended June 30,
(dollars in thousands)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	2021	2020
Net income (loss)	$31,061	$1,668	$(298,274)	$(50,032)	$27,337	$27,346	$32,729	$54,683
Adjusted to exclude the following:
Interest income	(13)	(16)	(20)	(24)	(41)	(75)	(29)	(116)
Interest expense	5,906	5,905	6,216	6,264	6,795	8,638	11,811	15,433
Income tax (benefit) expense	(37,305)	(12,555)	(7,360)	(17,894)	7,661	7,766	(49,860)	15,427
Depreciation and amortization	8,369	5,361	4,404	5,160	4,521	4,345	13,730	8,866
Other (income) expense, net	—	—	(2)	1	(16)	(5)	—	(21)
Financing related expenses (1)	58	257	13	—	188	1,118	315	1,306
Acquisition related expenses (2)	3,022	3,048	3,642	2,481	780	463	6,070	1,243
Stock-based compensation expense (3)	40,676	46,526	286,081	106,873	2,121	2,210	87,202	4,331
Charitable stock donation (4)	—	—	41,721	—	—	—	—	—
Payroll tax expense related to stock-based compensation	2,016	828	11,682	323	22	59	2,844	81
Loss on abandonment and impairment of operating lease assets (5)	780	—	961	—	—	—	780	—

Adjusted EBITDA	$54,570	$51,022	$49,064	$53,152	$49,368	$51,865	$105,592	$101,233

Adjusted EBITDA Margin	30.9%	31.8%	32.0%	37.8%	40.0%	38.9%	31.3%	39.4%

(1) Financing related expenses include third party fees related to proposed financings.

(2) Acquisition related expenses include third party fees for actual or planned acquisitions, including related legal, consulting and other expenditures, and as applicable, retention bonuses to employees related to acquisitions and change in fair value of contingent consideration.

(3) Non-cash expenses related to equity-based compensation programs, which vary from period to period depending on various factors including the timing, number and the valuation of awards. See detail in table above.

(4) Non-cash expense related to a donation of 1,075,000 shares of our Class A common stock that was made to a charitable foundation in the fourth quarter of 2020.

(5) Non-cash loss on the abandonment and impairment of operating lease assets related to certain office space that was abandoned or subleased.

GoodRx Holdings, Inc.	Q2 2021 Letter to Shareholders	17

The following tables present a reconciliation of Adjusted Net Income to net income (loss), the most directly comparable financial measure calculated in accordance with GAAP, and calculation of Adjusted Earnings Per Share:

	Three Months Ended						Six Months Ended June 30,
(in thousands, except per share amounts)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	2021	2020
Net income (loss)	$31,061	$1,668	$(298,274)	$(50,032)	$27,337	$27,346	$32,729	$54,683
Adjusted to exclude the following:
Amortization of intangibles related to acquisitions	4,868	2,476	2,307	3,651	3,280	3,421	7,344	6,701
Financing related expenses (1)	58	257	13	—	188	1,118	315	1,306
Acquisition related expenses (2)	3,022	3,048	3,642	2,481	780	463	6,070	1,243
Stock-based compensation expense (3)	40,676	46,526	286,081	106,873	2,121	2,210	87,202	4,331
Payroll tax expense related to stock-based compensation	2,016	828	11,682	323	22	59	2,844	81
Charitable stock donation (4)	—	—	41,721	—	—	—	—	—
Loss on abandonment and impairment of operating lease assets (5)	780	—	961	—	—	—	780	—
Income tax benefit on excluded items and adjusting for excess tax benefits/deficiencies on stock-based compensation exercises	(47,410)	(22,961)	(15,919)	(27,661)	(1,438)	(1,439)	(70,371)	(2,877)

Adjusted net income	$35,071	$31,842	$32,214	$35,635	$32,290	$33,178	$66,913	$65,468
Less: Adjusted undistributed earnings allocated to convertible preferred stock	—	—	—	(11,698)	(11,466)	(11,749)	—	(23,215)

Adjusted net income attributable to common stockholders - basic	$35,071	$31,842	$32,214	$23,937	$20,824	$21,429	$66,913	$42,253
Add: Adjusted undistributed earnings allocated to holders of common stock	—	—	—	597	222	206	—	428

Adjusted net income attributable to common stockholders - diluted	$35,071	$31,842	$32,214	$24,534	$21,046	$21,635	$66,913	$42,681

Weighted average shares used in computing adjusted earnings per share:
Weighted average shares - basic	408,363	406,170	401,459	241,061	230,160	229,880	407,273	230,020
Dilutive impact of stock options, restricted stock awards and restricted stock units	20,504	23,407	26,776	19,300	6,730	6,345	21,955	6,537

Weighted average shares - diluted	428,867	429,577	428,235	260,361	236,890	236,225	429,228	236,557

Adjusted earnings per share:
Basic	$0.09	$0.08	$0.08	$0.10	$0.09	$0.09	$0.16	$0.18
Diluted	$0.08	$0.07	$0.08	$0.09	$0.09	$0.09	$0.16	$0.18

(1) Financing related expenses include third party fees related to proposed financings.

(2) Acquisition related expenses include third party fees for actual or planned acquisitions, including related legal, consulting and other expenditures, and as applicable, retention bonuses to employees related to acquisitions and change in fair value of contingent consideration.

(3) Non-cash expenses related to equity-based compensation programs, which vary from period to period depending on various factors including the timing, number and the valuation of awards. See detail in table above.

(4) Non-cash expense related to a donation of 1,075,000 shares of our Class A common stock that was made to a charitable foundation in the fourth quarter of 2020.

(5) Non-cash loss on the abandonment and impairment of operating lease assets related to certain office space that was abandoned or subleased.

The weighted average number of redeemable convertible preferred stock outstanding during the three and six months ended June 30, 2021 and 2020 was as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020
Redeemable convertible preferred stock	—	126,046	—	126,046

GoodRx Holdings, Inc.	Q2 2021 Letter to Shareholders	18

Each cost and operating expense is adjusted for acquisition related expenses, amortization of intangible assets related to acquisitions, stock-based compensation expense, payroll tax expense related to stock-based compensation, financing related expenses, and as applicable, loss on abandonment and impairment of operating lease assets and charitable stock donation.

	GAAP Three Months Ended June 30,		Adjusted Three Months Ended June 30,		GAAP Six Months Ended June 30,		Adjusted Six Months Ended June 30,
(dollars in thousands)	2021	2020	2021	2020	2021	2020	2021	2020
Cost of revenue	$11,090	$6,824	$10,793	$6,800	$21,518	$12,843	$21,075	$12,802
% of Revenue	6.3%	5.5%	6.1%	5.5%	6.4%	5.0%	6.3%	5.0%
Product development and technology	$29,567	$11,962	$19,959	$10,729	$55,727	$22,287	$37,023	$19,695
% of Revenue	16.7%	9.7%	11.3%	8.7%	16.5%	8.7%	11.0%	7.7%
Sales and marketing	$88,381	$51,920	$82,404	$51,312	$168,075	$115,082	$156,632	$113,604
% of Revenue	50.0%	42.1%	46.7%	41.6%	49.9%	44.8%	46.5%	44.3%
General and administrative	$39,579	$6,332	$8,909	$5,086	$83,365	$12,219	$16,744	$9,369
% of Revenue	22.4%	5.1%	5.0%	4.1%	24.7%	4.8%	5.0%	3.6%
Depreciation and amortization	$8,369	$4,521	$3,501	$1,241	$13,730	$8,866	$6,386	$2,165
% of Revenue	4.7%	3.7%	2.0%	1.0%	4.1%	3.5%	1.9%	0.8%
Operating (loss) income	$(351)	$41,736	$51,069	$48,127	$(5,349)	$85,406	$99,206	$99,068
% of Revenue	(0.2)%	33.9%	28.9%	39.0%	(1.6)%	33.3%	29.4%	38.6%

GoodRx Holdings, Inc.	Q2 2021 Letter to Shareholders	19

The following table presents a reconciliation of each non-GAAP, or adjusted, cost and expense measure to its most directly comparable financial measure calculated in accordance with GAAP:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020
Cost of revenue	$11,090	$6,824	$21,518	$12,843
Acquisition related expenses	(77)	—	(77)	—
Stock-based compensation expense	(181)	(24)	(302)	(41)
Payroll tax expense related to stock-based compensation	(39)	—	(64)	—

Adjusted cost of revenue	$10,793	$6,800	$21,075	$12,802

Product development and technology	$29,567	$11,962	$55,727	$22,287
Acquisition related expenses	(487)	(315)	(946)	(778)
Stock-based compensation expense	(7,987)	(918)	(16,323)	(1,814)
Payroll tax expense related to stock-based compensation	(1,134)	—	(1,435)	—

Adjusted product development and technology	$19,959	$10,729	$37,023	$19,695

Sales and marketing	$88,381	$51,920	$168,075	$115,082
Acquisition related expenses	(316)	—	(481)	—
Stock-based compensation expense	(5,262)	(608)	(10,520)	(1,478)
Payroll tax expense related to stock-based compensation	(399)	—	(442)	—

Adjusted sales and marketing	$82,404	$51,312	$156,632	$113,604

General and administrative	$39,579	$6,332	$83,365	$12,219
Financing related expenses	(58)	(188)	(315)	(1,306)
Acquisition related expenses	(2,142)	(465)	(4,566)	(465)
Stock-based compensation expense	(27,246)	(571)	(60,057)	(998)
Payroll tax expense related to stock-based compensation	(444)	(22)	(903)	(81)
Loss on abandonment of operating lease assets (1)	(780)	—	(780)	—

Adjusted general and administrative	$8,909	$5,086	$16,744	$9,369

Depreciation and amortization	$8,369	$4,521	$13,730	$8,866
Amortization of intangibles related to acquisitions	(4,868)	(3,280)	(7,344)	(6,701)

Adjusted depreciation and amortization	$3,501	$1,241	$6,386	$2,165

Operating (loss) income	$(351)	$41,736	$(5,349)	$85,406
Amortization of intangibles related to acquisitions	4,868	3,280	7,344	6,701
Financing related expenses	58	188	315	1,306
Acquisition related expenses	3,022	780	6,070	1,243
Stock-based compensation expense	40,676	2,121	87,202	4,331
Payroll tax expense related to stock-based compensation	2,016	22	2,844	81
Loss on abandonment of operating lease assets (1)	780	—	780	—

Adjusted operating income	$51,069	$48,127	$99,206	$99,068

(1) Non-cash loss with respect to certain leased office space that was abandoned in the three months ended June 30, 2021. There were no impairment losses in the three and six months ended June 30, 2021 and 2020.

GoodRx Holdings, Inc.	Q2 2021 Letter to Shareholders	20